                                                                    EXHIBIT 99.1

PROXY

                              VERSANT CORPORATION
                             6539 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Nick Ordon and Lee McGrath, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the capital stock of Versant Corporation ("Versant") held of record by the undersigned on --, at the special meeting of stockholders of Versant to be held on --, and at any adjournment or postponement thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the Versant special meeting and any adjournment or postponement thereof in the manner described herein. IF NO CONTRARY INDICATION IS MADE ON THE PROXY, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1, NO. 2 AND NO. 3 AND IN ACCORDANCE WITH THE JUDGMENT AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXYHOLDERS HEREIN ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE VERSANT SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO THE EXTENT AUTHORIZED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

  SEE    CONTINUED AND TO BE SIGNED AND DATED    SEE
RESERVE            ON REVERSE SIDE             REVERSE
 SIDE                                           SIDE

                          /*\ FOLD AND DETACH HERE /*\
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE     PLEASE
              FOR PROPOSAL NO. 1, NO. 2 AND 3.                MARK VOTES   [X]
                                                              AS IN THIS
                                                               EXAMPLE.

1.   To approval and adopt (i) the Agreement and Plan of Merger       FOR     AGAINST   ABSTAIN
     (the "MERGER AGREEMENT") dated as of September 27, 2003          [ ]       [ ]       [ ]
     among Versant, Poet Holdings, Inc., a Delaware corporation
     ("POET"), and Puma Acquisition, Inc., a Delaware corporation that is a wholly owned subsidiary of Versant ("MERGER SUB"),
     (ii) the merger of Merger Sub with and into Poet to be
     accomplished pursuant to the terms of the merger agreement
     (the "MERGER") and (iii) the issuance of shares of Versant's common stock and options to purchase Versant's common stock to Poet's stockholders and option holders, respectively,
     pursuant to the merger agreement and the merger.

2.   To approve the amendment and restatement of Versant's            [ ]       [ ]       [ ]
     articles of incorporation (in substantially the form set
     forth in Annex B to the joint proxy statement/prospectus
     that relates to the Versant special meeting).

3.   To grant discretionary authority to adjourn the Versant          [ ]       [ ]       [ ]
     special meeting to a date not later than March 31, 2004 in order to enable Versant to solicit additional proxies in
     favor of each of the above proposals in connection with the merger.

                                                                        MARK HERE FOR     [ ]
                                                                       ADDRESS CHANGE
                                                                      AND NOTE BELOW.

WHETHER OR NOT YOU EXPECT TO ATTEND THE VERSANT SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE VERSANT SPECIAL MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

                 Printed Name:                      Signature:  Date:                        ,
          --------------------       -------------------------  2003
                                                                ----------------------------

--------------------------------------------------------------------------------

                          /*\ FOLD AND DETACH HERE /*\